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Exhibit 10.9

CONFIDENTIAL SETTLEMENT AND MUTUAL RELEASE AGREEMENT

This CONFIDENTIAL SETTLEMENT AND MUTUAL RELEASE AGREEMENT (this “Agreement”) is made as of December 12, 2017 (the “Effective Date”), by and among Western Digital Corporation, a Delaware corporation (“WD”), SanDisk LLC, a Delaware limited liability company (“SanDisk LLC”), SanDisk (Cayman) Limited, a Cayman Islands company (“SanDisk Cayman”), SanDisk (Ireland) Limited, a Republic of Ireland company (“SanDisk Ireland”), SanDisk Flash B.V., a Netherlands company (“SanDisk Flash,” and together with SanDisk LLC, SanDisk Cayman, and SanDisk Ireland, “SanDisk”), Bain Capital Private Equity, L.P., a Delaware limited partnership (“BCPE”), BCPE Pangea Cayman, L.P., a Cayman Islands limited partnership (“BCPE Cayman 1”), BCPE Pangea Cayman2, Ltd., a Cayman Islands exempted company (“BCPE Cayman 2”), Bain Capital Fund XII, L.P., a Cayman Islands limited partnership (“Bain Fund XII”), Bain Capital Asia Fund III, L.P., a Cayman Islands limited partnership (“Bain Asia III”), and K.K. Pangea, a Japanese corporation (“Pangea”, together with BCPE, BCPE Cayman 1, BCPE Cayman 2, Bain Fund XII and Bain Asia III, “Bain Capital”). WD, SanDisk LLC, SanDisk Cayman, SanDisk Ireland, SanDisk Flash, BCPE, BCPE Cayman 1, BCPE Cayman 2, Bain Fund XII and Bain Asia III shall each be referred to, individually, as a “Party” and, collectively, as the “Parties.” Certain capitalized terms used herein are defined herein and in Exhibit A of this Agreement.
WHEREAS, Toshiba Corporation, a Japanese corporation (“TSB”), engaged in an auction process soliciting bids for a sale of all or a part of Toshiba Memory Corporation, a Japanese corporation (“TMC”), which process ended on September 28, 2017 (the “Auction”);
WHEREAS, on September 28, 2017, TSB entered into the Share Purchase Agreement (the “SPA”) with Pangea for the sale of all of the shares of TMC, which sale is expected to be consummated by March 31, 2018 (such sale, together with the other transactions contemplated by and on the terms set forth in the SPA and related agreements and instruments and in compliance with Section 5.1 hereof, the “TMC Sale”);
WHEREAS, Pangea will be owned as of the closing of the TMC Sale by Bain Capital (other than Pangea), Hoya Corporation, a Japanese company (“Hoya”), Apple, Inc., a Delaware corporation (“Apple”), Kingston Technology Company, Inc., a Delaware corporation (“Kingston”), Seagate Technology LLC, a Delaware limited liability company (“Seagate”), and Dell Technology Inc., a Delaware corporation (“Dell”), and Pangea will receive financing from SK hynix, Inc., a South Korea company;
WHEREAS, TSB, TMC, WD and SanDisk have commenced the Proceedings;
WHEREAS, the Parties desire that TSB, TMC, WD and SanDisk settle the Proceedings;
WHEREAS, this Agreement is entered into concurrently with, and in support of, that certain Confidential Settlement And Mutual Release Agreement (the “TSB and TMC Settlement Agreement”) by and among TSB, TMC, WD and SanDisk;

**** Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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WHEREAS, execution of this Agreement is a requirement under, and condition precedent to, the effectiveness of the TSB and TMC Settlement Agreement;
NOW THEREFORE, in consideration of the promises, mutual covenants and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	Releases and Covenants Not to Sue.
1.1    WD and SanDisk and Bain Capital Mutual Releases.
(a)    WD and SanDisk, in each case on behalf of itself and its Affiliates, and its and their respective successors, predecessors, assignees, officers, directors, shareholders, employees, representatives and agents (the “WD Releasors”) each hereby releases and forever discharges Bain Capital and its respective Affiliates (excluding any Excluded Person), and its and their respective successors, assignees, predecessors, funds, officers, directors, managers, partners, shareholders, employees, representatives, attorneys and agents, but, in each case, excluding any Excluded Person (the “Bain Capital Releasees”), from all Claims (i) relating to, arising out of or in connection with the TMC Transfer; the TSB Transfer; the Auction (including TSB’s and TMC’s disclosure of confidential information regarding the Memory Business to bidders in the Auction or attorneys or consortium partners for due diligence purposes); acts, omissions, attempts, or efforts to acquire any or all shares of or interest in TMC; the Access Restrictions; the Fab 6 Unilateral Investment; or the TMC Sale; (ii) relating to the allegations that were or could have been asserted in the Proceedings; and/or (iii) that were asserted or threatened to be asserted in any of the correspondence set forth in Schedule 1.1 of this Agreement. WD and SanDisk, in each case on behalf of itself and the other WD Releasors, covenants not to (and to cause its respective Affiliates, and its and their respective successors, predecessors, assignees, officers, directors, shareholders (in their capacity as such), employees, representatives and agents, not to) sue or assert any Claims released in this Section 1.1(a) against the Bain Capital Releasees in any forum.
(b)    Bain Capital, on behalf of itself and its Affiliates (excluding any Excluded Person), and its and their respective successors, assignees, predecessors, funds, officers, directors, managers, partners, shareholders, employees, representatives, attorneys and agents, but, in each case, excluding any Excluded Person (the “Bain Capital Releasors”) each hereby releases and forever discharges each of WD, SanDisk, their respective Affiliates, and its and their respective successors, assignees, predecessors, officers, directors, shareholders, employees, representatives, attorneys and agents (the “WD Releasees”), from all Claims (i) relating to, arising out of or in connection with the TMC Transfer; the TSB Transfer; the Auction; acts, omissions, attempts, or efforts to acquire any or all shares of or interest in TMC; the Access Restrictions; the Fab 6 Unilateral Investment; or the TMC Sale; (ii) relating to the allegations that were or could have been asserted in the Proceedings; and/or (iii) that were asserted or threatened to be asserted in any of the correspondence in Schedule 1.1 of this Agreement. Bain Capital, on behalf of itself and the other Bain Capital Releasors, covenants not to (and to cause its respective Affiliates, and its and their respective successors, predecessors, funds, assignees, officers, directors, managers, partners (in their capacities as such), shareholders, employees, representatives and agents, not to) sue or assert any Claims released in this Section 1.1(b) against the WD Releasees in any forum.

**** Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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1.2    Waiver. Each of WD and SanDisk, on behalf of itself and the other WD Releasors, and Bain Capital, on behalf of itself and the other Bain Capital Releasors, hereby irrevocably and forever waives all rights it may have arising under California Civil Code Section 1542, or any analogous requirement of Law, with respect to the Proceedings and the releases set forth in Sections 1.1(a) and 1.1(b). In addition, each of WD and SanDisk, on behalf of itself and the other WD Releasors, and Bain Capital, on behalf of itself and the other Bain Capital Releasors, hereby confirm that they understand that Section 1542 provides that the releases contemplated by Sections 1.1(a) and 1.1(b) are intended to and do operate as full and final releases of all claims within the scope of the releases, including all unknown, unsuspected, or unanticipated claims, rights, demands, actions, obligations, liabilities, and causes of action of every kind and character, and specifically and expressly waives and releases all rights under the provisions of Section 1542 and any like or similar statute or common law doctrine in any jurisdiction. Each of WD and SanDisk, on behalf of itself and the other WD Releasors, and Bain Capital, on behalf of itself and the other Bain Capital Releasors, hereby confirms that it understands that Section 1542 provides that:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”
Each Party acknowledges that it has been fully informed by its counsel concerning the effect and import of this Agreement under California Civil Code Section 1542 and other analogous requirements of Law. Each Party acknowledges that the releases in Sections 1.1(a) and 1.1(b) are intended to include in their respective effects, without limitation, claims which they do not know of or suspect exist in their favor and that such releases extinguishes all claims within the scope of the releases. The Parties acknowledge that they are aware that they may hereafter discover facts in addition to or different from those which they now know or believe to be true with respect to the releases set forth in Sections 1.1(a) and 1.1(b), but that they intend to, and do hereby, fully, finally and forever settle, release and discharge all Proceedings, and all Claims within the scope of such releases, without regard to the subsequent discovery or existence of different or additional facts.
1.3    No Admission. This Agreement is entered into in order to compromise and settle disputed Claims, without any acquiescence, acknowledgement, or agreement by any Party as to the merit of any Claims or defenses. Neither this Agreement nor any part thereof shall be, or be used as, an admission by anyone, at any time, for any purpose. In addition, without limitation or modification of the provisions set forth in Sections 2.2(a) and 2.2(b) hereof, the inclusion in this Agreement of any consent or approval, or of any requirement to provide consent or approval, by any Party shall not be, or be used as, an admission by anyone that any such consent or approval is required under any Existing Agreement or otherwise.
1.4    Attorneys’ Fees and Costs. Each Party shall be responsible for its own costs and attorneys’ fees, if any, in connection with this Agreement.

**** Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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2.    Consents.
2.1    WD and SanDisk Consents.
(a)    Subject to Sections 2.2(a) and 2.2(b), WD and SanDisk each hereby irrevocably consent to, and shall cause its Subsidiaries to irrevocably consent to, any Transfer of Equity Interests in TMC or Pangea (or Equity Interests of any entity Controlling TMC or Pangea) by Bain Capital or any member of the Bain Consortium or their respective Affiliates to any Transferee and any subsequent Transfer by such Transferee to any Person (which Person shall also constitute a Transferee).
(b)    For clarity, (i) subject to Sections 2.2(a) and 2.2(b), the consents set forth in Section 2.1(a) satisfy any requirement to obtain the consent of SanDisk or any of its Affiliates pursuant to any Existing Agreement with respect to the matters set forth in Section 2.1(a) and (ii) the consents set forth in Section 2.1(a), subject to Sections 2.2(a) and 2.2(b), with respect to a Transfer or issuance of Equity Interests in TMC, Pangea or any entity Controlling TMC or Pangea shall include consent with respect to any resulting indirect Transfer of TMC’s JV Rights.
2.2    Transfer Restrictions. Notwithstanding anything to the contrary in Section 2.1(a), during the pendency of the Restricted Period but not during any other period:
(a)    WD’s separate prior written consent shall be required for each of the following unless and until there is a closing of a WD Competitor CoC:
(i)    any issuance or granting by TMC, Pangea or an Investment Vehicle of Equity Interests in, or the power to direct the voting or Control of, TMC, Pangea or any of their respective Subsidiaries, in either case to a Competitor, other than (A) an issuance of passive Equity Interests (including limited partnership economic rights) in an Investment Vehicle, or Equity Interests in TMC or Pangea to **** with the proceeds of any such issuance ultimately being used solely in the business or operations of TMC (following a bona fide good faith determination by the board of directors of Pangea that such issuance helps to satisfy TMC’s liquidity needs and is otherwise in the best interests of TMC as compared to other sources of financing reasonably available to TMC or Pangea); provided, that, after giving effect to any such issuance, **** does not (y) hold or own, directly or indirectly, (other than through a passive investment in an Investment Vehicle) Equity Interests in TMC or Pangea in excess of an amount equal to **** of, plus an amount equal to the **** of, the total Equity Interests in TMC or Pangea on a fully diluted and as-converted basis or (z) hold or own, directly or indirectly, or have the right to acquire, any voting or Control rights in, TMC, Pangea or any of their respective Subsidiaries in excess of an amount equal to **** of, plus an amount equal to the **** of, the total voting rights in TMC or Pangea on an as-converted basis, (B) an issuance of Equity Interests in TMC, Pangea or any Investment Vehicle or any of their respective Subsidiaries to TSB or any of its wholly-owned Subsidiaries, in each case, acting solely for its own account and not on behalf of, or for the account of, any other Competitor, with the proceeds of any such issuance ultimately being used solely in the business or operations of TMC; provided that none of TSB nor its Affiliates has any agreement providing any Competitor with the right to vote or acquire such Equity Interests; provided, further that, after giving effect to any such issuance, TSB and its Affiliates collectively do not hold or own, or have the right to acquire, Equity

**** Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Interests or voting rights in TMC or Pangea in an amount that would constitute, or result in, a Change of Control of TMC, Pangea or any of their respective Subsidiaries or (C) following the third (3rd) anniversary of the closing of a Bain Transaction, an issuance of Equity Interests in TMC or Pangea, to **** or any of its Affiliates in amount up to ****, in the aggregate, of the total Equity Interests in TMC or Pangea on a fully diluted and as-converted basis solely in connection and simultaneous with a bona fide primary sale of Equity Interests in TMC or Pangea to multiple purchasers in addition to **** or its Affiliates, with the proceeds of any such issuance ultimately being used solely in the business or operations of TMC (following a bona fide good faith determination by the board of directors of Pangea that such issuance helps to satisfy TMC’s liquidity needs and is otherwise in the best interests of TMC as compared to other sources of financing reasonably available to TMC or Pangea);
(ii)    any repurchase of direct or indirect Equity Interests by TMC or Pangea, or any recapitalization or similar transaction involving a member of the TMC Group, to the extent that any such repurchase, recapitalization or similar transaction, together with all previous repurchases, recapitalizations, or similar transactions, would result in **** (y) holding or owning, directly or indirectly, (other than through a passive investment in an Investment Vehicle) Equity Interests in TMC, Pangea or any of their respective Subsidiaries, other than Equity Interests in TMC or Pangea not in excess of an amount equal to **** of, plus an amount equal to the **** of, the total Equity Interests in TMC or Pangea on a fully diluted and as-converted basis or (z) holding or owning, directly or indirectly, or having the right to acquire, any voting rights in TMC or any of its Subsidiaries, other than voting rights in TMC or Pangea not in excess of an amount equal to **** of, plus an amount equal to the **** of, the total voting rights in TMC or Pangea on an as-converted basis, in each case, unless **** holds or owns, directly or indirectly, or has the right to acquire, voting rights or Equity Interests in TMC or Pangea in an amount in excess of such threshold at the time of the repurchase, recapitalization or similar transaction, in which case such transaction shall not be permitted unless it does not result in any increase in the percentage of voting rights or Equity Interests of **** and its Affiliates collectively in TMC or Pangea, as applicable;
(iii)    any Transfer by TSB, Bain Capital or any of their respective Affiliates, or any consent by TSB, Bain Capital or any of their respective Affiliates, to the Transfer (whether by amendment, waiver, consent, modification or other action, with respect to or under the Pangea Shareholders Agreement (or any shareholder agreement in respect of a Subsequent Bain Transaction), the governance documents of any Bain Capital entity, or otherwise), by any other Person of, any Equity Interests or voting rights in TMC, Pangea or any of their respective Subsidiaries to a Competitor, other than (A) a Transfer by Bain Capital of Equity Interests or voting rights in Pangea or TMC to **** only to the extent such Transfer is made simultaneously with (1) a bona fide primary sale of securities by TMC or Pangea to **** permitted under Section 2.2(a)(i) or (2) the initial public offering of TMC, Pangea or any entity Controlling TMC or Pangea; provided that (y) in no event may Bain Capital Transfer to **** pursuant to this Section 2.2(a)(iii) Equity Interests or voting rights that exceed **** of the Equity Interests or voting rights in TMC or Pangea, as applicable, in the aggregate (taken together with all Transfers by Bain Capital to ****); and (z) after giving effect to any such primary sale and Transfer, **** does not (1) hold or own, directly or indirectly, (other than through a passive investment in an Investment Vehicle) Equity Interests in TMC or Pangea in excess of an amount equal to **** (in the case of a Transfer to **** pursuant

**** Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

FOIA Confidential Treatment Requested
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to Section 2.2(a)(iii)(A)(1)) of, and **** (in the case of a Transfer to **** pursuant to Section 2.2(a)(iii)(A)(2)) of, in either case, plus an amount equal to the **** of, the total Equity Interests in TMC or Pangea on a fully diluted and as-converted basis or (2) hold or own, directly or indirectly, or have the right to acquire, any voting or Control rights in TMC or any of its Subsidiaries in excess of an amount equal to **** of, plus an amount equal to the **** of, the total voting rights in TMC or Pangea on an as-converted basis; and (B) following the third (3rd) anniversary of the closing of a Bain Transaction, a Transfer of Equity Interests or voting rights in Pangea, TMC, or any entity Controlling TMC or Pangea by Bain Capital to **** or any of its Affiliates in an amount up to the ****, in the aggregate, of the total Equity Interests in TMC or Pangea on a fully diluted and as-converted basis; and
(iv)    a transaction constituting a Change of Control of TMC, Pangea or any of their respective Subsidiaries that results in Control of TMC, Pangea or any of their Subsidiaries by a Competitor.
(b)     (i) Notwithstanding anything herein to the contrary, in no event shall the Parties permit (A) any of ****, **** or **** to own or hold, or have the right to acquire, any Equity Interests or voting rights in TMC if any of ****, **** or **** own or hold, or have the right to acquire, any Equity Interests or voting rights in Pangea and (B) any of ****, **** or **** be permitted to own or hold or have the right to acquire, any Equity Interests or voting rights in Pangea if any of ****, **** or **** own or hold, or have the right to acquire, any Equity Interests or voting rights in TMC. Except as otherwise set forth in this Agreement, the conditions for Transfer, admission and/or withdrawal, to the extent applicable, set out in any Existing Agreement, including for the avoidance of doubt, Article 9 and Section 4.1(a)(ix) of the applicable JV’s Operating Agreement and Section 5.1(b) of the applicable JV’s Master Agreement, shall continue to apply.
(ii)    As a condition to any Transfer or issuance of Equity Interests or voting rights in TMC, Pangea or an Investment Vehicle, the transferor (or issuer) shall cause any Transferee to enter into an agreement with TMC or Pangea, as applicable, that requires such Transferee, subject to the other provisions of Section 2, to comply with the restrictions on Transfer set forth herein, and other provisions provided in Sections 2.2(a) and 2.2(b) (the “Transfer Restrictions”), which agreement shall provide that WD and SanDisk are intended third-party beneficiaries of the Transferee’s obligation to abide by the Transfer Restrictions with direct rights of enforcement against such Transferee, provided that after the Transferee enters into an agreement with TMC to accede to the Transfer Restrictions, the transferring shareholder will not have any obligation or liability relating to, arising out of, or in connection with a Transferee’s failure to comply with the Transfer Restrictions and TMC or Pangea, as applicable, shall provide WD a copy of such agreement upon execution thereof.
(c)    For purposes of this Section 2.2, any reference to a “Subsidiary” shall only include a Subsidiary that, directly or indirectly, holds, owns or Controls JV Rights.
(d)    Upon the consummation of an initial public offering of TMC or Pangea or any entity Controlling TMC or Pangea or, if required by the applicable Qualified Exchange, not more than thirty (30) days prior to the anticipated consummation of such initial public offering on a Qualified Exchange, the Parties agree that the terms of this Section 2.2 will be deemed amended

**** Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

FOIA Confidential Treatment Requested
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to the limited extent necessary for the issuer to comply with the listing requirements imposed by such Qualified Exchange on such issuer and in a manner that preserves the Transfer Restrictions hereunder to the maximum extent permissible; provided, that if an initial public offering is not consummated within forty five (45) days following the date on which the Transfer Restrictions were deemed modified, the Transfer Restrictions shall be deemed reinstated retroactively to the date of such deemed modification.
2.3    Change of Control by Pangea. Section 3.7 of the TSB and TMC Settlement Agreement is incorporated herein by reference, and Pangea hereby agrees that upon the closing of the TMC Sale (i) it will be a Memory Business Owner (as defined in the TSB and TMC Settlement Agreement) and (ii) it shall be bound by such Section 3.7 of the TSB and TMC Settlement Agreement and Sections 2.2 and 3.6 of the Parent Guarantee and Undertaking as to Collaboration entered into by and between WD, TSB and TMC on the date hereof (the “Undertaking”), for the benefit of all counterparties to the Undertaking and the Collaboration Agreements (as defined in the TSB and TMC Settlement Agreement).
3.    Representations and Warranties. Each Party represents and warrants to the other Parties that, as of the Effective Date:
3.1    Organization and Standing. It is duly organized and validly existing and in good standing under the Laws of the jurisdiction in which it is organized.
3.2    Authority; Enforceability. It has the requisite power and authority to enter into this Agreement and to perform its obligations hereunder. All proceedings required to be taken by it to authorize the execution, delivery and performance of this Agreement have been properly taken. This Agreement has been duly and validly executed and delivered by it and constitutes a valid and binding obligation of it, enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally or the availability of equitable remedies (regardless of whether enforceability is considered in a proceeding at law or in equity).
3.3    No Conflict. The execution, delivery and performance of this Agreement by it do not and will not (a) breach, violate or conflict with any provision of its charter documents as amended to date or (b) conflict with or violate any Law applicable to it.
3.4    No Assigned Claims. It has not assigned to any third party any Claim that is otherwise within the scope of the release it is giving under this Agreement.
4.    Confidentiality.
4.1    ****
4.2    Confidentiality of Agreement. No Party shall, or shall permit any of its Affiliates to, without the prior written consent of the other Parties, issue any public statement, release, announcement or other document, or otherwise publicly disclose or file, all or any part of this Agreement or any description or terms or conditions hereof, except as may be required by applicable

**** Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Law, including as required to be disclosed by applicable securities or other Laws, provided, that notwithstanding anything herein to the contrary, the Party required to make a disclosure shall, prior to any such disclosure required by the U.S. Securities and Exchange Commission or the Financial Services Authority of Japan, provide the other Parties with notice which includes a copy of the proposed disclosure and consider in good faith such other Parties’ timely input with respect to such disclosure, and, in the case of disclosures or filings required pursuant to Laws other than the Laws and regulations of the U.S. Securities and Exchange Commission or Financial Services Authority of Japan, the Party required to make the applicable disclosure or filing shall cooperate with the other Parties, to the fullest extent practicable under applicable Law, in obtaining any confidential treatment for such disclosure or filing requested by the other Parties prior to making such disclosure or filing, to the extent practicable. Each Party shall use its commercially reasonable efforts to grant or deny any consent required under this Section 4 with respect to the Laws, other than the Laws and regulations of the U.S. Securities and Exchange Commission and the Financial Services Authority of Japan, within five (5) Business Days of receipt of written request by any other Party; provided, however, that a Party’s failure to respond within said time period shall not be deemed to constitute such Party’s consent. Notwithstanding the foregoing, Pangea may disclose all or part of this Agreement, the TSB and TMC Settlement Agreement, and/or the Transaction Documents in connection with obtaining regulatory approvals of the TMC Sale, subject to an obligation to cooperate with the other Parties to this Agreement and TSB and TMC, to the fullest extent practicable under applicable Law, in obtaining any confidential treatment for such disclosure or filing requested by the other Parties prior to making such disclosure or filing, to the extent practicable.
4.3    Public Announcements. Subject to Section 4.2, the contents and timing of the initial public announcement regarding this Agreement and/or the subject matter hereof shall be mutually agreed between the Parties prior to the public release of such announcement, and any further public announcements, by or on behalf of a Party shall not be inconsistent with public announcements previously agreed upon by the Parties; provided, however, notwithstanding the foregoing, each Party will be allowed to respond publicly to third party inquiries regarding this Agreement and the subject matter hereof in a manner consistent with any public filings pursuant to Section 4.2 made by such Party. Nothing in this Section 4.3 shall be construed as restricting any Party’s confidential communications with third parties (including Governmental Authorities or regulators), and in no event shall any Party have any liability or obligation to any other Party with respect thereto.
5.    Additional Commitments and Representations.
5.1    Capitalization and Governance of Pangea. Bain Capital will take all actions necessary so that immediately following the closing of the TMC Sale (i) Pangea will own 100% of the issued and outstanding Equity Interests in TMC and (ii) no Competitor other than **** will hold any voting rights in TMC. Immediately following the closing of the TMC Sale, (a) Bain Capital (other than Pangea) will have the right to nominate **** of the members of the board of directors of Pangea, (b) **** will not hold any voting rights in any member of the TMC Group, (c) excluding any interest held indirectly through ****’s passive limited partner interest in ****, **** will not beneficially own more than **** of the voting common equity of Pangea, assuming conversion in full of all Equity Interests held by ****, (d) the ultimate Controlling person of **** is **** and (e) **** (other than to the extent permitted hereby or as required by Law) will not have any voting rights or

**** Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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consent rights with respect to the activities of TMC, Pangea or their respective Subsidiaries. Neither **** nor **** will have a right to designate, nor will they have designated, a board member or observer at TMC, Pangea or any of their respective Subsidiaries.
5.2    Disclosure of Pangea Financing Arrangements. Bain Capital has disclosed to WD a true, correct and complete copy of a redacted term sheet that relates to committed senior debt financing for the TMC Sale in effect as of the date hereof (the “Bank Term Sheet”), which term sheet may be redacted as to interest rates, fee amounts, leverage ratios, loan maturity and other commercially sensitive numbers and which, for the avoidance of doubt, includes all (and does not redact any) terms related to the grant of security in favor of the senior lenders and all terms relating to the JVs and the JV Rights. Bain Capital shall provide to WD a true, correct and complete copy of the executed definitive documentation relating to the Pangea Financing Arrangements contemplated by the Bank Term Sheet, within four (4) Business Days following execution thereof, which may be redacted only in a manner consistent with the previous sentence.
5.3    Disclosure of **** and **** Arrangements. Except for true, correct and complete copies of Contracts disclosed to WD prior to the date hereof (which Contracts have only been redacted to exclude disclosure of the waterfall and cost sharing provisions), there are no Contracts in effect or contemplated, as of the date hereof, to be in effect between Bain Capital on the one hand and **** or **** on the other hand, relating to the ownership, voting, Transfer or Control of Equity Interests in any member of the TMC Group.
5.4    Pangea Shareholders Agreement. Bain Capital has disclosed to WD a true, correct and complete copy of the term sheet for the Pangea Shareholders Agreement. From the closing of a Bain Transaction until the earlier of (a) **** following the closing of a Bain Transaction and (b) an initial public offering of TMC or Pangea or any entity Controlling TMC or Pangea, Bain Capital shall cause a shareholders’ agreement to be executed by all holders of Equity Interests in TMC or a Person of whom TMC is a wholly-owned Subsidiary which shall be effective as of the closing of a Bain Transaction, and which shall contain a prohibition on Transfer of Equity Interests in TMC or a Person of whom TMC is a wholly-owned Subsidiary by any holder thereof, which prohibition shall require the approval of both of TSB (for so long as TSB holds at least **** of the Equity Interests or voting rights in Pangea) and Bain Capital to amend, waive, modify, or grant any consent with respect thereto.
6.    Term and Termination.
6.1    Term. This Agreement shall be effective as of the Effective Date and shall remain in full force and effect until the earlier of (a) the termination of the TSB and TMC Settlement Agreement and (b) termination by written agreement of all of the Parties hereto.
6.2    Survival. Sections 1, 2, 4.2, 4.3, 6.2 and 7 shall survive any expiration or termination of this Agreement.

**** Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

FOIA Confidential Treatment Requested
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7.    Miscellaneous.
7.1    Entire Agreement. This Agreement, together with the exhibit(s) and schedules hereto, constitute the entire agreement of the Parties to this Agreement with respect to the subject matter hereof and supersedes all prior written and oral agreements and understandings with respect to such subject matter.
7.2    Undertaking as to Affiliate Obligations. Each Party shall cause all covenants, conditions and agreements that are required to be performed, observed or satisfied by any of its Affiliates under this Agreement to be fully and faithfully observed, performed and satisfied by such Affiliate, and shall not cause or permit to exist any breach or default of such covenants, conditions or agreements arising from such Affiliate’s action or inaction. Nothing expressed or implied in this Agreement shall be construed to create any right in any Person other than the Parties; provided that the parties to the Undertaking and the Collaboration Agreements that are not Parties hereto shall be third party beneficiaries of Section 2.3 and shall be entitled to rely upon and enforce such sections of this Agreement, but no other sections of this Agreement.
7.3    Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to agreements made and to be performed entirely within such state without regard to the conflict of laws principles of such state.
7.4    Dispute Resolution; Arbitration. Any dispute concerning this Agreement shall be settled by confidential, binding arbitration in San Francisco, California. The dispute shall be heard by a panel of three arbitrators pursuant to the rules of the International Chamber of Commerce. Such arbitration shall be conducted in English. The awards of such arbitration shall be final and binding upon the parties thereto. Each Party will bear its own fees and expenses associated with the arbitration. Filing fees and arbitrator fees charged by the International Chamber of Commerce shall be borne equally by the claimant(s), on one hand, and the respondent(s), on the other hand, to such arbitration.
7.5    Equitable Relief. Equitable relief, including the remedies of specific performance and injunction, shall be available with respect to any actual or attempted breach or violation of, or failure to obtain consent when required under, this Agreement; provided, however, in the absence of exigent circumstances, the Parties shall refrain from commencing any lawsuit or seeking judicial relief in connection with such actual or attempted breach and resolve the subject dispute in accordance with the procedures set forth in Section 7.4.
7.6    Relationship of the Parties. The Parties are independent contractors and no provision of or action pursuant to this Agreement shall constitute any Party acting as the direct or indirect agent or partner of any other Party for any purpose or in any sense whatsoever. Nothing contained in this Agreement is intended to, or shall be deemed to, create a partnership or fiduciary relationship between or among the Parties. No Party shall take a position contrary to this Section 7.6.
7.7    Official Language. The official language of this Agreement is the English language only, which language shall be controlling in all respects, and all versions of this Agreement in any other language shall not be binding on the Parties nor shall such other versions be admissible in

**** Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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any legal proceeding, including arbitration, brought under this Agreement. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.
7.8    Interpretation.
(a)    Treatment of Ambiguities. The Parties acknowledge that each Party has participated in the drafting of this Agreement, and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.
(b)    References; Construction. Unless otherwise indicated herein, with respect to any reference made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a section of, or an exhibit or a schedule to, this Agreement. The section headings contained in this Agreement and the recitals at the beginning of this Agreement are for reference purposes only and shall not, other than to define the capitalized terms defined therein, affect in any way the meaning or interpretation of this Agreement or any other agreement. The words “include,” “includes” and “including,” when used in this Agreement, shall be deemed to be followed by the phrase “without limitation.” The words “herein,” “hereof,” “hereunder” and words of like import shall refer to this Agreement as a whole (including its exhibits and schedules), unless the context clearly indicates to the contrary. Any reference made in this Agreement to any Existing Agreement shall be deemed, unless the context clearly indicates to the contrary, to refer to such Existing Agreement as such Existing Agreement may be amended or supplemented from time to time. As referred to herein, all references to “Pangea” or “TMC” shall be deemed to include the surviving entity in the TMC Merger.
7.9    Notices and Contact Information. All notices and other communications to be given or made under this Agreement shall be in writing and shall be deemed received (a) if delivered by hand, courier or overnight delivery service, when delivered, (b) if delivered by email, the earlier of (i) when the recipient, by an email sent to the email address for the sending party stated in this Section 7.9 or by a notice delivered by another method in accordance with this Section 7.9, acknowledges having received that email (provided, however, than an automatic “read receipt” will not constitute acknowledgement of an email for purposes of this Section 7.9 or (ii) when the email is delivered, if followed within two Business Days by delivery of a copy by hand, courier or overnight delivery service, or (c) five days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid and shall be directed to the address of such Party specified below (or at such other address as such Party shall designate by like notice):
(a)    If to WD:
Western Digital Corporation
5601 Great Oaks Parkway
San Jose, CA 95119
Telephone: (408) 717-6000
E-mail: ****
Attention: Chief Legal Officer

**** Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(b)    If to SanDisk:
Western Digital Corporation
5601 Great Oaks Parkway
San Jose, CA 95119
Telephone: (408) 717-6000
E-mail: ****
Attention: Chief Legal Officer

(c)    If to Bain Capital:
Bain Capital Private Equity, L.P.
5F, Palace Building
1-1-1 Marunouchi
Chiyoda-ku, Tokyo
Telephone: +81.3.6212.7070
Email: ****
Attention: Yuji Sugimoto, Managing Director

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP
JP Tower 30F
Marunouchi 2-7-2
Chiyoda-ku, Tokyo 100-7030
Telephone: +81.3.6259.3514
Email: ****
Attention: Tsuyoshi Imai
7.10    Assignment. Except as expressly provided herein, no Party may Transfer this Agreement or any of its rights or obligations hereunder without the prior written consent of each of WD, SanDisk, Bain Capital (other than Pangea) and each of their respective successors (which consent may be withheld by such Party in such Party’s sole discretion), and any such purported transfer without such consent will be void.
7.11    Amendment and Waiver. This Agreement may not be amended, modified or supplemented except by a written instrument executed by each Party. No waiver of any provision of this Agreement shall be effective unless set forth in a written instrument signed by the Party waiving such provision. No failure or delay by a Party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. Without limiting the foregoing, no waiver by a Party of any breach by any other Party of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof.

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7.12    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assignees.
7.13    Severability. If a provision of this Agreement or the application of any such provision is or becomes illegal, invalid or unenforceable in any respect under any jurisdiction, that will not affect (a) the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement or (b) the legality, validity or enforceability in any other jurisdictions of that or any other provision of this Agreement. To the extent permitted by applicable Law, the Parties waive any provision of Law that renders any provision of this Agreement invalid, illegal or unenforceable in any respect. Such provision shall be replaced by a mutually acceptable provision, which being valid, legal and enforceable comes closest to the intention of the Parties underlying such illegal, invalid or unenforceable provision.
7.14    Counterparts; Effectiveness. This Agreement may be executed in counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such counterpart shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one of each such counterpart. The exchange of copies of this Agreement and of signature pages by portable document format (.pdf) or other electronic format shall be deemed to be their original signatures for all purposes. This Agreement shall not become effective until one or more counterparts have been executed by each Party and delivered to the other Party.
[Signature Page Follows.]

**** Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 10.9
FOIA Confidential Treatment Requested
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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first written above.

WESTERN DIGITAL CORPORATION By: /s/ Michael C. Ray Name: Michael C. Ray Title: Executive Vice President, Chief Legal Officer and Secretary	SANDISK LLC By: /s/ Michael C. Ray Name: Michael C. Ray Title: Sole Manager

SANDISK (CAYMAN) LIMITED By: /s/ Michael C. Ray Name: Michael C. Ray Title: Director	SANDISK (IRELAND) LIMITED By: /s/ Michael C. Ray Name: Michael C. Ray Title: Director

SANDISK FLASH B.V. By: /s/ Michael C. Ray Name: Michael C. Ray Title: Director

[Signature Page to Confidential Settlement and Mutual Release Agreement]

Exhibit 10.9
FOIA Confidential Treatment Requested
Execution Version

BAIN CAPITAL PRIVATE EQUITY, L.P. By: /s/ Steven W. Barnes Name: Steven W. Barnes Title: Managing Director	BCPE PANGEA CAYMAN, L.P. By: BCPE Pangea GP, LLC, its general partner By: Bain Capital Investors, LLC, its sole member By: /s/ Steven W. Barnes Name: Steven W. Barnes Title: Managing Director

BCPE PANGEA CAYMAN2, LTD. By: /s/ Steven W. Barnes Name: Steven W. Barnes Title: Director	BAIN CAPITAL FUND XII, L.P. By: Bain Capital Partners XII, LLC, its general partner By: Bain Capital Investors, LLC, its manager By: /s/ Steven W. Barnes Name: Steven W. Barnes Title: Managing Director

BAIN CAPITAL ASIA FUND III, L.P.
By: Bain Capital Partners Asia III, L.P.,
its general partner
By: Bain Capital Investors, LLC,
its general partner
By: /s/ Steven W. Barnes
Name: Steven W. Barnes
Title: Managing Director
K.K. PANGEA By: /s/ Steven W. Barnes Name: Steven W. Barnes Title: Authorized Signatory

[Signature Page to Confidential Settlement and Mutual Release Agreement]

Exhibit 10.9
FOIA Confidential Treatment Requested
Execution Version

Exhibit A
Certain Definitions

“Affiliate” means, with respect to any specified Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with, the Person specified, and “Control”, when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or otherwise, and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing; provided, however, that the term Affiliate (a) when used in relation to any JV or Subsidiary thereof, shall not include any Party or its Affiliates, and (b) when used in relation to a Party or its Affiliates, shall not include any JV or Subsidiary thereof.
“Access Restrictions” means those certain steps that WD and SanDisk claim that TSB and TMC took on or about June 28, 2017 to restrict WD and certain of its Subsidiaries (and its or their employees) from accessing facilities, databases, and information relating to the JVs and to refuse to ship engineering wafers and samples to locations designated by SanDisk, including in Milpitas, California.
“Auction Participants” means all bidders in the Auction and their attorneys and consortium partners, excluding Bain Capital and any member of the Bain Consortium.
“Bain Consortium” means the consortium formed in connection with the TMC Sale, consisting of Bain Capital; Hoya; Apple; Kingston; Seagate; Dell; and SK.
“Bain Transaction” means the TMC Sale or a Subsequent Bain Transaction, as applicable.
“Business Day” means any day (other than a day which is a Saturday, Sunday or legal holiday in the State of California or Japan) on which commercial banks are open for business in the State of California or Tokyo, Japan.
“Change of Control” with respect to a Person means (i) a transaction or series of related transactions as a result of which more than 50% of the beneficial ownership of the outstanding common stock or other ownership interests of such Person (representing the right to vote for the board of directors or similar organization of such Person) is acquired by another Person or affiliated group of Persons, whether by reason of stock acquisition, merger, consolidation, reorganization or otherwise or (ii) the sale or disposition of all or substantially all of a Person’s assets to another Person or affiliated group of Persons.
“Claims” means any and all claims, counterclaims, demands, losses, payments, Liens, expenses (including attorneys’ fees), damages, liabilities, financial obligations, indemnification obligation, actions, causes of action, disputes, debts or obligations of every kind and nature, whether contractual, in law or in equity (including, without limitation, under the Japanese Civil Code, the laws of the State of California, the Uniform Commercial Code (as codified by each state of the United States of America), and/or the United Nations Convention on Contracts for the International

**** Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.
A-1

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Sale of Goods) past or present, direct or indirect, known or unknown, suspected or unsuspected, fixed or contingent, and whether several or otherwise.
“Competitor” means ****
“Contract” any written or oral contract, instrument, agreement, arrangement, understanding or obligation, that is or purports to be binding on the parties thereto, including any commitment letter, fee letter, side letter, note, bond, indenture, mortgage, guarantee, undertaking, commitment, promise, option, lease, sublease, license or sublicense.
“Equity Interests” means, with respect to a Person, any common equity or common equity-equivalent interests or securities of such Person, including, any participating preferred securities, warrants, options or other rights to acquire any of the foregoing and debt securities that are or convertible into or exchangeable or exercisable for any of the foregoing.
“Excluded Person” means any member of the Bain Consortium (other than Bain Capital), any Auction Participant or any bank or financial institution or any of their respective Affiliates that may assert a Claim against any WD Releasor within the scope of Section 2.2(c) of the TSB and TMC Settlement Agreement.
“Existing Agreements” means the various agreements set forth in Exhibit B to the TSB and TMC Settlement Agreement.
“Fab 6 Unilateral Investment” means TMC’s decision and announcement on or about August 3, 2017 that TMC will unilaterally invest in manufacturing equipment for the Fab 6 cleanroom at Yokkaichi.
“FAL Master Agreement” means that certain Flash Alliance Master Agreement, entered into by and among TSB, SanDisk Corporation and SanDisk Ireland, dated as of July 7, 2006.
“FAL Operating Agreement” means that certain Operating Agreement of Flash Alliance, Ltd., entered into by and between TSB and SanDisk Ireland, dated as of July 7, 2006.
“FFL Master Agreement” means that certain Flash Forward Master Agreement, entered into by and among TSB, SanDisk Corporation and SanDisk Flash, dated as of July 13, 2010.
“FFL Operating Agreement” means that certain Operating Agreement of Flash Forward, Ltd., entered into by and between TSB and SanDisk Flash, dated as of March 1, 2011.
“FPL Master Agreement” means that certain Flash Partners Master Agreement, entered into by and among TSB, SanDisk Corporation and SanDisk International Limited, dated as of September 10, 2004.
“FPL Operating Agreement” means that certain Operating Agreement of Flash Partners, Ltd., entered into by and between TSB and SanDisk International Limited, dated as of September 10, 2004.

**** Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

FOIA Confidential Treatment Requested
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“Governmental Authority” means any (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Person and any court or other tribunal); or (d) individual, Person or body (including any stock exchange) exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.
“Investment Vehicle” means an entity, a principal purpose of which is investing in TMC or Pangea, including such an entity Controlled by Bain Capital.
“JVs” means the three joint venture companies formed by TSB and SanDisk between 2004 and 2011: Flash Partners, Ltd., (“FPL”), Flash Alliance, Ltd., (“FAL”), and Flash Forward, Ltd., (“FFL”).
“JV Rights”, with respect to any Person, means (a) all rights and obligations of such Person under the Existing Agreements and (b) such Person’s JV Shares.
“JV Shares” means any interest in FPL, FAL, or FFL as referenced in Section 9.1(a) of the FPL Operating Agreement, FAL Operating Agreement, and FFL Operating Agreement, respectively, including: (i) the equity interests in FPL described as “FP Units” in the FPL Master Agreement and “Units” in Appendix A to the FPL Master Agreement and in the FPL Operating Agreement, (ii) the equity interests in FAL described as “FA Shares” in the FAL Master Agreement and “Shares” in Appendix A to the FAL Master Agreement and in the FAL Operating Agreement, and (iii) the equity interests in FFL described as “FF Interests” in the FFL Master Agreement and “Interests” in Appendix A to the FFL Master Agreement and in the FFL Operating Agreement.
“Law” means all applicable provisions of all (a) constitutions, treaties, statutes, laws (including common law), rules, regulations, ordinances or codes; (b) orders, decisions, judgments, awards or decrees; and (c) requests, guidelines or directives (whether or not having the force of law), in each case of any Governmental Authority of any applicable jurisdiction.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right with respect to such securities.
“Master Agreements” means the FAL Master Agreement, the FFL Master Agreement and the FPL Master Agreement.
“Operating Agreements” means the FAL Operating Agreement, the FFL Operating Agreement and the FFL Operating Agreement.

**** Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

FOIA Confidential Treatment Requested
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“Pangea Financing Arrangement” means any Contract entered into or proposed to be entered into by TMC, Bain Capital or any of their respective Affiliates for the purpose of financing the TMC Sale or for the operations or activities of TMC and its Subsidiaries, in each case, at the closing of the TMC Sale.
“Pangea Shareholders Agreement” means the shareholders agreement to be executed by and among BCPE Cayman 1, BCPE Cayman 2, TSB and Hoya in connection with the proposed acquisition by Pangea of TMC.
“Person” means any individual or entity, including any private or public real estate operating company or real estate investment trust, exempted company, exempted limited partnership, private limited company, corporation, partnership, limited partnership, limited liability company, trust, charitable trust or other legal entity, wherever organized, or any unincorporated association or Governmental Authority.
“Proceedings” means the litigation and arbitration proceedings set forth on Exhibit C to the TSB and TMC Settlement Agreement, as well as any motion for a temporary restraining order, preliminary injunction, or other form of injunctive relief, pending or existing, between or among any of the parties to the cases identified in Exhibit C to the TSB and TMC Settlement Agreement.
“Qualified Exchange” means any of the internationally recognized stock exchanges based in Tokyo, New York, London, Hong Kong or Singapore.
“Restricted Period” means the period beginning on the date hereof and ending on the earlier to occur of (A) (i) with respect to ****, the third (3rd) anniversary of the closing of the Bain Transaction, (ii) with respect to ****, **** of the closing of the Bain Transaction and (iii) with respect to ****, the third (3rd) anniversary of the closing of the Bain Transaction, and (B) **** of the date hereof.
****
“SK” means SK hynix, Inc. and its Affiliates; ****.
****
“Subsequent Bain Transaction” means, other than the TMC Sale, any acquisition (whether by merger, consolidation or otherwise) of any Equity Interests or voting rights in TMC or any of its Subsidiaries (including any Person that directly or indirectly holds or owns JV Rights), or an acquisition of substantially all or a material portion of the assets of TMC or its Subsidiaries, by Bain Capital, any of its Affiliates or any group or consortium that includes Bain Capital as a member.
“Subsidiary” of any Person means any other Person:
(i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or

**** Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50% of whose ownership interest representing the right to make decisions (equivalent to those generally reserved for the board of directors of a corporation) for such other Person is, now or hereafter owned or Controlled, directly or indirectly, by such Person, but such other Person shall be deemed to be a Subsidiary only so long as such ownership or Control exists; provided, however, that the term Subsidiary, when used in relation to a Party or any of its Affiliates, shall not include any JV or any of the JVs’ Subsidiaries or any new joint venture entity (or any Subsidiary of any such new joint venture entity) created as a result of a new agreement between WD or any of its Subsidiaries, on one side and TMC or any of its Subsidiaries, on the other side, relating to the Collaboration (as defined in the Undertaking).
“TMC Group” means TMC, Bain Capital and all of their respective Affiliates.
“TMC Merger” means any merger of Pangea and TMC following consummation of the TMC Sale.
“TMC Transfer” means that certain transaction occurring on or about April 1, 2017, in which TSB transferred substantially all of the assets, rights and obligations of its memory business (the “Memory Business”), and its JV Shares to TMC.
“Transfer” means any transfer, distribution in kind, sale, assignment, conveyance, creation of any Lien, or other disposal or delivery, including by dividend, distribution, merger, business combination, split-off, spin-off, consolidation or otherwise, whether made directly or indirectly, voluntarily or involuntarily, absolutely or conditionally, or by operation of law or otherwise.
“Transferee” means a transferee of Equity Interests in any Investment Vehicle, TMC, Pangea, any entity Controlling TMC or Pangea or any Subsidiary thereof, whether pursuant to an issuance, Transfer or otherwise.
“TSB Transfer” means that certain transaction occurring on or about June 3, 2017 in which TMC transferred the JV Shares which it had acquired via the TMC Transfer back to TSB.
“WD Competitor CoC” means a Change of Control of WD or any WD Memory Business Owner that results in WD or such WD Memory Business Owner being Controlled by a Competitor (other than WD).
“WD Memory Business Owner” means a Memory Business Owner (as defined in the TSB and TMC Settlement Agreement) that is, immediately prior to a Change of Control of such Memory Business Owner, Controlled by WD or any of its Affiliates.

**** Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

FOIA Confidential Treatment Requested
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EXHIBIT A    CERTAIN DEFINITIONS
EXHIBIT B     PROCEEDINGS
SCHEDULE 1.1    CORRESPONDENCE

**** Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.